Exhibit 13.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report on Form 20-F of Technoprises Ltd. (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Prosper Abitbol, Chairman of the board of directors and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2004                   /s/ Prosper Abitbol
                                        ----------------------------------------
                                        Prosper Abitbol
                                        Chairman of the Board and
                                        Chief Executive Officer